Exhibit 99-B.9


                                                        151 Farmington Avenue
                                                        Hartford, CT 06156


[Aetna Letterhead]                                      Julie E. Rockmore
[Aetna Logo]                                            Counsel
                                                        Law Department, TS31
November 24, 1999                                       Aetna Financial Services
                                                        (860) 273-4686
                                                        Fax: (860) 273-0385

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re: Aetna Life Insurance and Annuity Company and its Variable Annuity Account C Post-Effective Amendment No. 18 to Registration Statement on Form N-4 Prospectus Title: Individual Deferred Variable Annuity Contracts for
                       Individual Retirement Annuities (IRAs) and Simplified Employee Pension (SEP) Plans under Section 408
     File Nos.  33-75988* and 811-2513

Dear Sir or Madam:

The undersigned serves as counsel to Aetna Life Insurance and Annuity Company, a Connecticut life insurance company (the "Company"). It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the "Securities") under the Securities Act of 1933 (the "Securities Act") as provided in Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with this opinion, I or those for whom I have supervisory responsibility, have reviewed the N-4 Registration Statement, as amended to the date hereof, and this Post-Effective Amendment No. 18. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.


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* Pursuant to Rule 429(a) under the Securities Act of 1933, Registrant has included a combined prospectus under this Registration Statement which includes all the information which would currently be required in prospectuses relating to the securities covered by the following earlier Registration Statements: 33-75972; 33-76024; and 33-89858.

Based upon the foregoing, and, assuming the Securities are sold in accordance with the provisions of the prospectus, I am of the opinion that the Securities being registered will be legally issued and will represent binding obligations of the Company.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,


/s/ Julie E. Rockmore
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Julie E. Rockmore
Counsel